Exhibit 32(a)

Section 906 Certifications

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

I, Kenneth W. Lowe, Chairman of the Board of Directors, President and Chief Executive Officer of Scripps Networks Interactive, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Annual Report on Form 10-K of the Company for the year ended December 31, 2016 (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth W. Lowe
Kenneth W. Lowe
Chairman, President and Chief Executive Officer
February 24, 2017